                                                                    EXHIBIT 10.8

                                 LEASE AGREEMENT
                                     BETWEEN
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                                       AND
                              VISUAL NETWORKS, INC.

                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                                       PAGE
-------                                                                                       ----
1.       DEFINITIONS.............................................................................
         -----------
3.       BASIC RENTAL............................................................................
         ------------
6.       LANDLORD'S OBLIGATIONS..................................................................
         ----------------------
7.       IMPROVEMENT OF THE PREMISES.............................................................
         ---------------------------
8.       OPERATING EXPENSES......................................................................
         ------------------
10.      TENANT'S REPAIRS AND ALTERATIONS........................................................
         --------------------------------
12.      INDEMNITY...............................................................................
         ---------
14.      RULES AND REGULATIONS...................................................................
         ---------------------
15.      INSPECTION..............................................................................
         ----------
16.      CONDEMNATION............................................................................
         ------------
17.      FIRE AND CASUALTY.......................................................................
         -----------------
18.      HOLDING OVER............................................................................
         ------------
19.      TAXES...................................................................................
         -----
20.      EVENTS OF DEFAULT.......................................................................
         -----------------
21.      REMEDIES................................................................................
         --------
22.      SURRENDER OF PREMISES...................................................................
         ---------------------
23.      ATTORNEYS' FEES.........................................................................
         ---------------
24.      LANDLORD'S LIEN.........................................................................
         ---------------

25.      MECHANICS' LIENS........................................................................
         ----------------
26.      WAIVER OF SUBROGATION; INSURANCE........................................................
         --------------------------------
         INTENTIONALLY OMITTED...................................................................
         ---------------------
28.      BROKERAGE...............................................................................
         ---------
29.      ESTOPPEL CERTIFICATES...................................................................
         ---------------------
30.      NOTICES.................................................................................
         -------
31.      FORCE MAJEURE...........................................................................
         -------------
32.      SEVERABILITY............................................................................
         ------------
33.      AMENDMENTS; WAIVER; BINDING EFFECT......................................................
         ----------------------------------
34.      QUIET ENJOYMENT.........................................................................
         ---------------
35.      LIABILITY OF TENANT.....................................................................
         -------------------
36.      LANDLORD LIABILITY......................................................................
         ------------------
37.      CERTAIN RIGHTS RESERVED BY LANDLORD.....................................................
         -----------------------------------
38.      FINANCIAL STATEMENTS....................................................................
         --------------------
39.      NOTICE TO LENDER........................................................................
         ----------------
40.      MISCELLANEOUS...........................................................................
         -------------
41.      ADDITIONAL RENT.........................................................................
         ---------------
42.      ENTIRE AGREEMENT........................................................................
         ----------------

                                 LEASE AGREEMENT

                  THIS LEASE AGREEMENT is entered into as of the 12th day of December 1996, between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation (hereinafter called "Landlord"), whose address for purposes hereof is 1875 Eye Street, N.W., Suite 900, Washington, D.C. 20006 and VISUAL NETWORKS, INC., a Delaware corporation (hereinafter called "Tenant"), whose address for purposes hereof is c/o the Premises.

           1.     DEFINITIONS.

                  (a) "Basic Cost": The actual costs incurred by the Landlord in operating and maintaining the Building and the Land during each calendar year of the Lease Term for which Landlord has not been reimbursed by insurance proceeds, condemnation awards or otherwise.

                  Such costs shall include, by way of example rather than of limitation, (i) charges or fees for, and taxes on, the furnishing of electricity, water, sewer service, gas, fuel, or other utility services to the Building and the Land; (ii) costs of providing elevator, janitorial and trash removal service, restriping, resurfacing, maintaining and repairing all walkways, roadways and parking areas on the Land, security costs, and coat of maintaining grounds, common areas and mechanical systems of the Building and the Land; (iii) all other costs of maintaining and repairing any or all of the Building or Land; (iv) except as expressly excluded below, all costs reasonably allocated by Landlord to the common areas of the Building and the Land in a multi-building development; (v) charges or fees for any necessary governmental permits and licenses; (vi) except as expressly excluded below, management fees in an amount not substantially in excess of those for management of other similar buildings in the Rockville, Maryland market, overhead and expenses reasonably related to management of the Building (including salaries for personnel directly responsible for management of the Building); (vii) premiums for hazard, liability, workmen's compensation or similar insurance upon any or all of the Building and the Land; (viii) costs arising under service contracts with independent contractors; and (ix) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Building or the Land, constitute operating or maintenance costs attributable to any or all of the Building or the Land.

                  Such costs shall not include (i) the expense of principal and interest payments made by the Landlord pursuant to the provisions of any mortgage or deed of trust covering the Building or the Land; (ii) any deduction for depreciation of the Building, or any systems, fixtures or equipment contained therein, taken on the landlord's income tax returns; or (iii) the cost of capital improvements made to the Building, other than capital improvements (excluding those made during the last year of the Lease), modifications or equipment required by federal, state or local ordinance, rule, regulation or law or determined by Landlord in good faith to result in savings or reductions in Basic Cost generally, in which case the cost thereof shall be included in Basic Cost for the calendar year in which the cost shall have been incurred and in subsequent calendar years, on a straight line basis, such items will be amortized over an appropriate period

(in accordance with generally accepted accounting principles) and with interest at a rate equal to the Wall Street Journal Prime Rate, plus three percent (3%). If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Basic Cost, then the rental and other costs paid pursuant to such leasing shall be included in Basic Cost for each calendar year in which they shall have been incurred.

                  The following shall also not be included in Basic Cost:

                         i.        leasing commissions, fees and costs

                         ii.       legal fees

                         iii. tenant improvement work for any tenant, including architectural fees

                         iv.       interest or amortization payments on
                                   mortgages

                         v. rental on ground leases or other underlying leases on the Building or Land

                         vi. wages, bonuses and other compensation of employees above the grade of property manager

                         vii. any costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances

                         viii. cost of any item for which Landlord is or is entitled to be paid or reimbursed by insurance

                         ix. increased insurance or Real Estate Taxes assessed specifically to any tenant of the building or the Land

                         x. charges for electricity, water, other utilities and applicable taxes for which Landlord is entitled to reimbursement from any tenant

                         xi. cost of any HVAC, janitorial or other services provided to tenants on an extra-cost basis after regular business hours

                         xii. cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreation club or recreation club

                         xiii. cost of correcting defects in the design, construction or equipment of or latent defects in the Building

                         xiv. cost of any work or services performed on an extra-cost basis for any tenant of the Building to a materially greater extent or in a materially more favorable manner than furnished generally to the Tenant and other occupants

                         xv. cost of any work or services performed for any facility other than the Building or the Land

                         xvi. any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in materially in excess of the amount which would have been paid in the absence of such relationship

                         xvii. cost of painting, decorating, renovating or remodeling of any interior parts of the Building other than common areas

                         xviii. Landlord's general overhead attributable to the activities of Landlord's officers and executives

                         xix. attorney's fees, accounting fees, and expenditures incurred in connection with negotiations, disputes and claims of other tenants or occupants of the Building, except as specifically otherwise provides in the Lease

                         xx. lease payments for rental equipment (other than equipment for which depreciation is properly charged as an Expense) which would constitute a major capital expenditure if the equipment were purchased

                         xxi. cost of acquiring sculptures, paintings and other objects of art

                         xxii. cost of repairs, alterations and/or replacements caused by the exercise of the rights of eminent domain

                         xxiii. advertising and promotional expenses, including the costs of any Landlord provided functions, events, parties, etc.

                         xxiv. expenses incurred by Landlord solely in its capacity as a corporation, partnership or other business entity

                         xxv. costs, fines or penalties incurred due to violation by Landlord of any laws or governmental rules or regulations, except as incurred by Landlord in successfully challenging any such law, rule or regulation

                         xxvi. costs and expenses paid to subsidiaries of Landlord or entities under common control with Landlord for services on or to the Building or the Land, but only to the extent that the cost of such services materially exceeds normal rates being paid for such services to unaffiliated providers of such services by owners of other similar buildings in the vicinity of the Building

                         xxvii. expenses for which Landlord is reimbursed (except for tenants' payment of Operating Expenses

                         xxviii. cost to comply with regulatory changes for fire and life safety which required compliance prior to the Commencement Date

                         xxix cost of correction those defects in the design, construction or equipment of the Building which existed on the Lease execution date, regardless of when the same are discovered

                         xxx. costs resulting from Landlord's willful misconduct, and costs resulting from Landlord's failure to make timely payments of any tax, assessment, fee, charge or expense

                         xxxi. costs of any type associated with retail space.

                  In determining Basic Cost, where less than 95% of the Building's rentable square footage is occupied during all or any part of a year, those items of the Basic Cost which vary according to occupancy, such as electricity and janitorial services, shall be increased to that amount which would have been incurred had the Building been 95% occupied during the entire year.

                  (b) "Basic Rental": $15.00 per rentable square foot per year payable in equal monthly installments of $28,782.50, subject to adjustment as herein provided.

                  (c) "Base Real Estate Taxes": The Real Estate Taxes for the Building and the Land payable in the calendar year 1997.

                  (d) "Base Year Stop": The Basic Cost incurred during the calendar year 1997 divided by the number of rentable square feet in the Building.

                  (e) "Building": The office building which has been constructed on land located at 2092 Gaither Road, Rockville, Maryland.

                  (f)      "Commencement Date": November 24, 1996.

                  (g)      "Event of Default": As defined in Section 20 of this
Lease.

                  (h)      "Excess": As defined in Section 8 of this Lease.

                  (i) "Land": The entire tract of land on which the Building is located and upon which other buildings are located which have shared common facilities, and subject from time to time, to (i) increase through the acquisition of adjoining properties, and (ii) reduction through the sale or transfer by Landlord or the reservations of any such property from the development of which the Building is a part.

                  The term Land shall also include any property that must be maintained by Landlord due to the existence of any public or private easement.

                  (j) "Landlord's Contractor": As defined in Section 7(d) of this Lease.

                  (k) "Lease Term": The period commencing on the Commencement Date and continuing for five (5) years and zero (0) months thereafter; provided, however, if the term of this Lease commences on a date other than the first day of a calendar month, the Lease Term shall consist of, in addition to the number of years and months provided above, the remainder of the calendar month during which this Lease is deemed to have commenced.

                  (l) "Permitted Use": Any general business office purposes, assembly and distribution of telecommunications products and systems, and for no other purpose.

                  (m) "Premises": Suite No. 110, 120 and 200 in the Building, generally outlined on the floor plan attached hereto as Exhibits A-1 and A-2 and consisting of approximately 23,026 rentable square feet. The Premises shall be measured in accordance with the Washington, D.C. Association of Realtors Standard Method of Measurement for office Buildings, and may be confirmed by Tenant's architects, at Tenant's expense. In the event Tenant's measurement and the rentable square footage herein differ, the parties shall agree on the correct square footage and the Lease shall be amended, if necessary, to reflect the square footage agreed upon.

                  (n)      "Real Estate Taxes": As defined in Section 19(a).

                  (o) "Rules and Regulations": The Landlord's rules and regulations sent to Tenant in writing from time to time, as amended or substituted for from time to time, the current form of which is attached hereto as Exhibit C.

                  (p) "Security Deposit": The total cost of buildout of the Premises, as outlined in Section 7, and as otherwise provided in Section 5(b).

                  (q) "Special Tenant Work": As defined in section 7(d) of this Lease.

                  (r) "Standard Tenant Work": As defined in Section 7(d) of this Lease.

                  (s) "Substantial Completion: The date when the work to be performed by Landlord in the Premises in accordance with this Lease shall have been substantially completed notwithstanding that certain details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which would not materially interfere with the Tenant's use of the Premises.

                  For purposes of determining the date of Substantial Completion, there shall not be considered the duration of any delay which is caused by: (i) changes in the work to be completed by Landlord in readying the Premises for Tenant's occupancy, which changes have been requested by Tenant after the approval by Landlord and Tenant of the Tenant Plans; (ii) delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises which are not encompassed within Standard Tenant Work; (iii) any failure by Tenant, to furnish any required plan, information, approval or consent, (including, without limitation, the Tenant Plans) within the required period of time, or any failure to fully and completely cooperate with Landlord in the preparation of the Tenant Plans; or (iv) the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors. The decision of Landlord's architect, shall be finally determinative, in his reasonable discretion, of the date of Substantial Completion.

                  (t)      "Tenant Plans": As defined in Section 7(a) of this
Lease.

                  (u) "Tenant's Proportionate Share for Basic Cost": 42.9%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet in the Building.

                  (v)      "Tenant's Proportionate Share for Real Estate Taxes":
42.9%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet in the Building.

         2.       LEASE TERM.

                  (a) Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the Premises, as defined herein and generally outlined on the floor plans attached hereto as EXHIBITS A-1 and A-2, commencing on the Commencement Date and ending, without the necessity of notice from either party to the other, such notice being expressly waived, on the last day of the Lease Term, unless sooner terminated as herein provided.

                  (b) If the Landlord shall be unable to tender possession of the Premises on the anticipated Commencement Date, the Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event, unless the delay results (i) from failure of Tenant to provide plans or otherwise perform in accordance with the requirements of the Lease or (ii) from any delay in Landlord's ability to tender possession of the Premises caused by Tenant, no rental shall be payable by Tenant prior to actual tender to Tenant of possession of the Premises.

         3.       BASIC RENTAL.

                  (a) Tenant promises and agrees to pay Landlord the Basic Rental (subject to adjustment as hereinafter provided) without demand, notice, deduction, counterclaim, recoupment or set-off, for each month of the entire Lease Term (subject to subsection (d) below). The first monthly installment shall be due and payable upon execution of this Lease. The Basic Rental for each Subsequent month shall be paid in advance beginning on the first day of the calendar month following the expiration of the first calendar month of the Lease Term and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof; provided, however, that Basic Rental for the second calendar month shall be prorated based on one-three hundred sixtieth (1/360th) of the current annual Basic Rental for each day of the first partial month, if any, this Lease is in effect and shall be due and payable as aforesaid.

                  (b) In the event any installment of the Basic Rental, or any other sums which became owing by Tenant to Landlord under the provisions hereof, are not received within ten (10) days after the due date thereof (without in any way implying Landlord's consent to such late payment), Tenant shall pay, in addition to such installment of the Basic Rental or such other sums owed, and not as a penalty, additional rent in the form of a late payment charge equal to five percent (5%) of such monthly installment of the Basic Rental or such other sums owed for each month or part thereof such payment is overdue. Notwithstanding the foregoing, the foregoing late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to the provisions of this Lease, it being understood that such sums shall bear interest from the date of the advance until paid in full, which Tenant hereby agrees to pay to Landlord, at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is less.

                  (c) Tenant shall pay all rent to Landlord at the following address, or at such other address as Landlord notifies Tenant in writing:

                           The Equitable Life Assurance Society of the United States
                           c/o Compass Management and Leasing, Inc.
                           P.O. Box 905555
                           Charlotte, NC  28290-5555

                 (d) Notwithstanding the foregoing, Landlord agrees to abate one-half (1/2) of each of the first four (4) months of Basic Rental due during the Term hereof.

         4.       BASIC RENTAL ESCALATION.

                  The Basic Rental shall be increased annually, effective on each anniversary of the first full month after the Commencement Date during the term hereof, by an amount equal to three percent (3%) of the escalated Basic Rental then in effect, payable as follows:

                             Year                 Annualized Rent             Monthly Rent
                             ----                 ---------------             ------------
                             2                      $355,751.70               $29,645.98
                             3                      $366,424.25               $30,535.35
                             4                      $377,416.98               $31,451.41
                             5                      $388,739.49               $32,394.96

         5.       SECURITY DEPOSIT.

                  (a) The Security Deposit, in the form of a letter of credit as provided under subsection (b) below, shall be delivered to Landlord upon execution of this Lease, and shall be held by Landlord without liability for interest and not in trust or in a separate account, as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time in its sole discretion, without prejudice to any other remedy, use and apply the Security Deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability suffered by Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand as additional rent the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within a reasonable period of time after the termination of this Lease and (i) Tenant shall have surrendered the entire Premises to Landlord, (ii) Landlord shall have inspected the Premises after such vacation, and (iii) Tenant shall have complied with all of the terms, conditions and covenants in the Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

                           (b)      Tenant shall deposit with Landlord, upon
execution of this Lease, an Irrevocable Letter of Credit (hereinafter "L.O.C."), in the initial amount of Two Hundred Thirty Thousand Dollars ($230,000.00), which amount equals the cost of the improvements to be constructed by Landlord as provided under Section 7, together with all brokerage commissions and architectural and engineering fees attributable to this Lease, as reduced by $34,725.00. The L.O.C. shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Except as expressly permitted herein, such L.O.C. (including any renewals or extensions of same or any replacement letters of credit) will expire not sooner than five (5) years and two (2) months from the anticipated Commencement

Date (and will be extended for an additional reasonable time in the event the Anticipated Commencement Date is more than thirty (30) days before the Commencement Date. The L.O.C. must be drawn upon a federally insured banking institution; shall be transferable to a successor-in-interest of Landlord, and be in form satisfactory to Landlord.

                           (i)      In addition to the foregoing, the L.O.C.
shall provide and be subject to the following, without limitation:

                                    (A)      All or any portion of the principal
amount thereof shall be available against presentation of Landlord's "at eight" request or requests for payment, accompanied solely by a notarized statement signed by a partner or officer of Landlord or its agent or any assignee of either, stating that default has occurred by Tenant under the Lease;

                                    (B)      If Landlord consents to the
issuance of the L.O.C. for a shorter duration, then shall L.O.C. will on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment, for successive one-year periods, unless the bank notifies Landlord in writing that such bank has elected not to renew the L.O.C. at least sixty (60) days prior to the expiration date of the L.O.C. Tenant shall then replace such L.O.C. not later than thirty (30) days prior to its expiration. If Tenant fails to replace such L.O.C. within such thirty-day period, the Landlord may draw under the L.O.C. even if not event of Default has occurred.

                                    (C)      In the event Landlord or its agent
or any successor or assignee of either draw upon part or all of the L.O.C. during the Lease Term, within fifteen (15) days of the said draw Tenant shall either restore the L.O.C. to it original amount or deliver to Landlord another Irrevocable Letter of Credit in an amount equal to the amount drawn. Any subsequent L.O.C. shall include an be subject to all of the above requirements, without limitation.

                                    (D)      The L.O.C. may provide that it will
decline on a monthly, straight-line basis over the Lease Term; provided, however, that in no event will the L.O.C. be permitted to decline below Fifty Thousand Dollars ($50,000.00). Notwithstanding the foregoing, in the event Tenant becomes a corporation traded on a nationally recognized stock exchange, and in the event the market capitalization of Tenant's stock exceeds Fifty Million Dollars ($50,000.00) for more than ninety (90) days, the Tenant shall have the right to withdraw the L.O.C.

         6.       LANDLORD'S OBLIGATIONS.

                  (a) Subject to the limitations hereinafter set forth, Landlord agrees, while Tenant is occupying the Premises, to furnish to Tenant:
(i) facilities to provide hot and cold running water at those points of supply both within the Premises and those provided for general use of tenants of the Building; (ii) facilities to provide a supply of electrical current reasonably necessary for general business office use and occupancy of the Premises and electric lighting and a supply of electrical current to the common areas of the Building; (iii) heating and refrigerated air conditioning in season; and (iv) elevator service, at least one (1) of which shall be operating 24 hours per day; and (v) janitorial service to the Premises, the specifications for which are attached to this Lease as Exhibit B, all such services to be provided in scope, quality and frequency to those services being customarily provided by landlords in comparable office buildings in the surrounding area. Heating, ventilation and air conditioning requirements and standards under this Lease shall be subject, however, to such regulations as the Department of Energy or other local, state or federal governmental agency, Board or commission shall adopt from time to time. In addition, Landlord agrees to maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition; provided, however, that Tenant shall reimburse Landlord, upon demand, for all repairs and additional maintenance resulting from damages to such public or common areas caused by Tenant, or its employees, agents or invitees. Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises, or giving rise to any claim by Tenant for setoff or abatement of rent, to decorate and to make repairs, alterations, additions, modifications, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities. Landlord agrees to give Tenant prior written notice of any proposed material repairs, alterations, additions, modifications, changes or improvements, whether structural or otherwise, and agrees to use reasonable efforts not to affect the operation of Tenant business in the Premises.

                           (b)      If Landlord, to any extent, fails to make
available any of the services to be provided by Landlord expressly set forth above or if any slowdown, stoppage or interruption of, or any change in the quantity, character or availability of, the services to be provided by Landlord expressly set forth above occurs, such failure or occurrence shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause beyond Landlord's reasonable control cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom; provided, however, that if
(i) any such services are not furnished to the Premises for five (5) or more consecutive days after Landlord receives notice from Tenant, (ii) Tenant is unable to occupy the Premises for the Permitted Use (or is able to only occupy a portion of the Premises), and (iii) the Landlord is not diligently pursuing a cure of such interruption, then commencing with the sixth (6th) day after Landlord receives such notice, the Basic Rental shall be abated (or a portion abated if only a portion of the Premises cannot be occupied) until the Premises can again be occupied by Tenant for the Permitted Use.

         7.       IMPROVEMENT OF THE PREMISES

                  (a) Landlord and Tenant agree to comply with the following schedule in buildout of the Premises:

                           (i)      Landlord has prepared, and Tenant has
approved a Space Plan for the Premises dated November 6, 1996, as amended by letter dated November 13, 1996. Any modifications to the Space Plan made after such date shall be made at Tenant's expense and, if delay in occupancy occurs as a result of such modifications, Tenant shall be liable to Landlord for Basic Rental attributable to each day beyond the projected Commencement Date that delivery of the Premises is delayed.

                           (ii)     Landlord shall prepare and deliver to Tenant
detailed floor plan layouts, together with working drawings and written instructions sufficiently detailed to enable Landlord to let firm contracts (herein called "Tenant Plans") with respect to and reflecting the partitions and improvements in the Premises. Tenant shall fully and completely cooperate with Landlord in the preparation of the Tenant Plans, shall promptly respond to Landlord's requests for information and approvals within three (3) business days after inquiry, and shall use its best efforts to assist a Landlord to complete the Tenant Plans as soon as possible. If Tenant fails to timely respond to Landlord's inquiries Landlord for Landlord's cost thereof plus fifteen percent (15%) for overhead costs.

                  (b) Notwithstanding anything in the Lease to the contrary, Tenant will not make or allow to be made any alterations or physical additions in or on the Premises, including changes in locks on doors, plumbing, lighting, wiring on partitions, without consent of Landlord, such consent not to unreasonably withheld or delayed, as long as the alterations or as long as the alterations or additions do not affect underlying life safety systems or common Building operating systems. All maintenance, repairs, alterations, additions or improvements shall be conducted only by contractors or subcontractors approved in advance in writing by Landlord, it being understood that Tenant shall procure and maintain, and shall cause contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain, insurance coverage against such risks, in such amounts and with such companies as Landlord may require in connection with any such maintenance, repair, alteration, addition or improvement.

                  (c) At the end or other termination of this Lease, Tenant shall deliver up the Premises with all improvements located therein in good repair and condition, reasonable wear and tear and damage by casualty excepted, and shall deliver to Landlord all keys to the Premises. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord's property upon termination of this Lease and shall remain on the Premises without compensation to Tenant; provided, however, that if Landlord elects to have Tenant remove any alteration, addition, improvement or partition, Landlord shall make such election upon giving consent to such alteration, addition, improvement or partition. Tenant shall then remove such alteration, addition, improvement or partition whether erected by Landlord or Tenant, and shall restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises, except as provided herein. Landlord hereby elects to have any and all computer and/or telephone cables installed by Tenant or which may in the future be installed by Tenant, removed upon the termination of the Lease or upon Tenant's earlier vacating of the Premises. If Tenant fails to restore the Premises upon Landlord's request, Landlord shall have the right to perform such restoration and Tenant shall be liable for all costs and expenses incurred by Landlord therefor.

         11.      ASSIGNMENT AND SUBLETTING.

                  (a) Landlord's Prior Consent Required. Neither Tenant nor Tenant's representatives, successors and assigns nor any subtenant or assignee will assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit the occupancy or use of) the Premises, or any part thereof, without obtaining the prior written consent of Landlord. Landlord's consent to assign this Lease or sublet the Premises will not be unreasonably withheld, provided Tenant satisfies all applicable provisions of subsection (b) below, nor shall any assignment or transfer of this Lease pr the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of landlord. Any reasonable third-party expenses incurred by Landlord with respect to the review and consent or denial of consent of the foregoing shall be paid by Tenant to Landlord as additional rent, and shall be due and payable with the monthly installment of rent when billed.

                  (b) Qualification of Assignee or Subtenant. Subject to the provisions of Section 11(c) hereof, Landlord shall not unreasonably withhold its consent hereunder to any assignment or sublease by Tenant, provided that (x) in the event of a sublease Tenant shall satisfy each of the following conditions prior to any such sublease becoming effective; and (y) in the event of an assignment, Tenant shall satisfy the conditions of subsections (i), (ii), (iv),
(v) and (vi) prior to any such assignment becoming effective:

                           (i)      Tenant must first notify Landlord, in
writing, of any proposed assignment or sublease, at least thirty (30) days prior to the effective date of such proposed assignment or sublease. The notice to Landlord must include a copy of the proposed assignment or sublease and a copy of the proposed assignee's or subtenant's financial statement for its most recent fiscal year, prepared in accordance with generally accepted accounting principles and certified by a public accountant or an executive officer of the proposed assignee or subtenant.

                           (ii)     The assignee or subtenant must have a credit
rating equal to or better than that of Tenant as of the execution date of the Lease.

                           (iii)    The sublease must (A) be expressly subject
and subordinate to this Lease, (B) require that any subtenant comply with and abide by all of the terms of the Lease, and (C) provide that any termination of this Lease shall extinguish the sublease as well.

                           (iv)     The assignee or subtenant may not propose to
change the use of the premises for a purpose other than as stated in Section 9 hereof, may not be a place of public accommodation as defined under the Americans with Disabilities Act (unless Tenant pays for all expenses and costs incurred by Landlord in modifying the Building, the common areas of the Building and the Premises in order to comply with any requirements thereunder), nor conduct its business in a manner which, in Landlord's reasonable judgment, is not appropriate for comparable office buildings in the metropolitan Washington, D.C. area.

                           (v)      The assignee or subtenant may not be a
tenants subtenant, or other occupant of any part of the Building, unless Landlord is unable to offer such occupant comparable space elsewhere in the Building.

                           (vi)     The Tenant may not be in default under this
Lease, or have committed two events of monetary default hereunder during the previous twelve (12) months, whether cured or not.

                           (vii)    The sublease shall contain the following
clause, or a similarly worded clause, containing the same intent:

                           "Underlying Lease Agreement. This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinated to the underlying Lease identified in Paragraph ____ hereof, and Subtenant shall perform all obligations of Tenant under said Lease, with respect to the Sublease Premises. Subtenant acknowledges that any termination of the underlying Lease shall extinguish this Sublease. Landlord's consent to this Sublease shall not make Landlord a party to this Sublease, shall not create any privity of contract between Landlord and Subtenant or other contractual liability or duty on the part of the Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the underlying Lease in respect of the Sublease Premises. Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Landlord. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as landlord under the Sublease and Tenant shall not acquire any rights under the Sublease directly assertable against Landlord under the underlying Lease. Tenant hereby collaterally assigns to Landlord this Sublease and any and all payments due to Tenant from Subtenant as additional security for Tenant's performance of all of its covenants and obligations under the underlying Lease, and authorizes Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Landlord. Subtenant hereby consents to such collateral assignment of this Sublease to Landlord and agrees to observe its obligations created hereby."

                  (c) Landlord's Right of First Refusal. Landlord shall have the right, within twenty (20) days after receipt of the notice from Tenant, required under Section 11(b)(i) above, to elect: (i) if Tenant proposes to assign the Lease or sublease all or more than fifty percent (50%) of the Premises, to terminate this Lease in its entirety, in which event the Lease shall terminate upon the effective date of the proposed assignment or sublease, and Tenant shall vacate the Premises as of such effective date in accordance with the applicable provisions of this Lease; (ii) if Tenant intends to sublet more than fifty percent (50%) of the Premises, to terminate this Lease only with respect to such portion of the Premises, in which case Tenant shall vacate such portion as provided in subsection (i) above; or (iii) to require Tenant to pay Landlord, within ten (10) days of receipt, one-half (1/2) of the amount of rent payable under such assignment or sublease in excess of the amount of rent payable by Tenant hereunder with respect to the Premises or, in the event of a sublease, that portion of the Premises sublet, offset by any direct expenses incurred by Tenant actually incurred in assigning the Lease or subleasing such portion of the Premises (amortized in equal monthly payment a over the remaining term of the Lease, of assigned, or, if applicable, over the initial term of such sublease). Upon exercise by Landlord of either of the options set forth in subsection (i) or (ii) above, Tenant shall surrender the Premises or such portion of the Premises, as the case may be, to Landlord, and thereafter the rent to be paid by Tenant pursuant to Section 3 above shall be that portion of the total rent which the amount of square foot area remaining in the possession of Tenant bears to the total square foot area of the Premises. In the event that Landlord does not exercise its right to terminate this Lease, or any applicable portion thereof, within said thirty (30) day period, Tenant shall have the right, subject to the provisions of subsection (iii) above, to assign the Lease or sublet the Premises or a portion thereof after first obtaining the written consent of Landlord as provided in Section 11(a) above. Upon exercise by Landlord of the option set forth in subsection, (iii) above, Tenant covenants and agrees to provide Landlord with semi-annual statements, prepared and verified by a certified public accountant or executive officer of Tenant, stating the amount of rent or other consideration received by Tenant from its assignee or subtenant(s) during such semi-annual period. If such statement shows Tenant failed to make full payment to Landlord required by subsection (iii) above, a late charge equal to ten percent (10%) of the amount due shall be paid by Tenant to Landlord as additional rent, and shall be due and payable by the assignee or Tenant with the monthly installment of rent next becoming due.

                  (d) No Waiver or Release. The consent by Landlord to any assignment or subletting shall not be constructed as a waiver of release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignees, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and here by authorized each such subtenant to pay said rent directly to Landlord, at Landlord's option, in the event or any uncured default by Tenant under the terms of this Lease.

                  (e) Subsidiary or Affiliate. Provided Tenant delivers notice to Landlord not less than thirty (30) days prior to any such assignment or sublease Tenant may assign this Lease, or sublease all or part of the Premises, without the consent of Landlord and without any right of Landlord to recapture the Premises, to:

                           (i)      any corporation that has the power to direct
Tenant's management and operation with a net worth comparable to Tenant's, or corporation whose management and operation is controlled by Tenant with a net worth comparable to Tenant's; or

                           (ii)     any corporation a majority of whose voting
stock is owned by Tenant or;

                           (iii)    any corporation in which or with which
Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as (A) the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation and (B) the successor can demonstrate by balance sheets and other financial documentation submitted to Landlord that it is capable to servicing all of Tenant's financial obligations under this Lease.

         12.      INDEMNITY.

                  (a) Landlord shall not be liable for, and Tenant shall indemnify and save harmless Landlord, ground lessor, if any, and Landlord's managing agent, if any, from and against and from all fines, damages, suits, claims, demands, losses and actions (including reasonable attorneys, fees) for any injury to person (including death) or damage to or loss of property on or about the Premises caused by Tenant, its employees, contractors, subtenants, invitees or by any other person entering the Premises or the Building under the express or implied invitation of Tenant, or arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition or other governmental body or authority, by other tenants of the Building or any other matter beyond the reasonable control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alternation of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's negligence or willful misconduct.

                  (b) Landlord hereby agrees to make no claim against Tenant, and will indemnify and save Tenant, its agents, employees and invitees harmless from any claim which shall be made against Tenant by any agent, employee, licensee or invites of Landlord or by others claiming the right to be on or about the common areas for any injury, loss or damage to person or property occurring upon the common areas, unless due to Tenant's negligence or willful misconduct.

                  13.      SUBORDINATION.

                           This Lease and all rights of Tenant hereunder shall
be and are subject and subordinate at all times to any deeds of trust, mortgages, installment sale agreements and other instruments or encumbrances, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the Land or an interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, installment sale agreements, instruments, encumbrances or leases, as well as any substitutions therefor, all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the reasonable judgment of Landlord may be necessary or proper to confirm or evidence such subordination. Notwithstanding the foregoing, if any mortgagee, trust beneficiary or ground lessor shall elect to have this Lease treated as if it became effective and Tenant had taken possession prior to the lien of its mortgage or deed of trust or prior to its ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed to have become effective, and Tenant's right to possession shall be considered prior to such mortgage, deed of trust, or prior to its ground lease whether this Lease is dated prior or subsequent to the date of said mortgage, deed to trust or ground lease or the date of recording thereof. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclose is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or the grantee under the deed in lieu of foreclosures; in the event any ground lease to which this Lease is subordinated is terminated, Tenant shall attorn to the ground lessor. Tenant shall upon demand at any time execute, acknowledge and deliver the Landlord's mortgagee (including the beneficiary under any deed of trust) or other holder any and all instruments and certificates that in the judgment of Landlord's mortgagee may necessary or proper to confirm or evidence such attornment. Notwithstanding the foregoing, Landlord shall make reasonable efforts to obtain a non-disturbance agreement from all mortgagees and beneficiaries of any deeds of trust now or hereafter placed on the Buildings, provided that the same can be obtained at no cost, expense, or liability to Landlord. Landlord shall, however, have no liability to Tenant as a result of its failure to obtain any disturbance agreement, provide that Landlord endeavored in good faith to obtain such an agreement.

         14.      RULES AND REGULATIONS.

                  Tenant and Tenant's agents, contractors, employees and invitees will comply fully with all requirements of the Rules and Regulations of the Building and related facilities, as specified in the Rules and Regulations now or hereafter sent by Landlord to Tenant. Landlord shall at all times have the right to change such rules and regulation to promulgate other Rules and Regulations in such manner as Landlord may deem advisable, in its reasonable discretion, for safety, care or cleanliness of the Building and related facilities or the Premises, and for preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by

Tenant. Tenant shall be responsible for compliance therewith by its employees, and shall make reasonable efforts to assure compliance by its agents, contractors, and invitees. Landlord shall use reasonable efforts to enforce all such Rules and Regulations, including any exceptions thereto, uniformly and in a manner which does not discriminate against Tenant, although it is understood that Landlord may grant exceptions to such Rules and Regulations in circumstances in which it reasonably determines such exceptions are warranted.

         15.      INSPECTION.

                  Landlord or its officers, agents and representatives, and any ground lessor or mortgagee thereof, shall have the right to enter into and upon any and all parts of the Premises during business hours upon reasonable advance notice (or, in any emergency or for the purpose of performing routine maintenance, at any hour and without advance notice) to (a) inspect the Premises at any time (including the right to perform periodic environmental studies, audits and reports), (b) clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (c) show the Premises to prospective tenants (during the last six (6) months of the Lease Term), purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

         16.      CONDEMNATION.

                  If the whole or, as determined by Landlord in its sole discretion, any substantial part of the Land or the Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would which prevent or materially interfere with the use of the Premises for the purpose for which they are being used, as determined by Landlord, this Lease shall terminate and the Basic Rental and additional rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Land or the Building shall occur. If part of the Land or Building shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the sentence above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as Landlord shall determine in good faith is fair and reasonable under all a f the circumstances. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to all remedies provided by law; provided, however, that any award paid to Tenant shall not detract from any award which Landlord is entitled to receive; and if Landlord's award is reduced to any extent as a result of any award to Tenant, then Tenant shall assign and pay over to Landlord the amount by which Landlord's award was so reduced.

         17.      FIRE OR OTHER CASUALTY.

                  In the event of damage to or destruction of the Premises or the Building, or the entrances and other common facilities necessary to provide normal access to the Premises, caused by fire or other casualty, Tenant shall provide immediate notice thereof to landlord, and Landlord shall make repairs and restorations as hereafter expressly provided, unless this Lease shall be terminated by Landlord or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration.

                  If (i) the damage is of such nature or extent, in the reasonable judgment of Landlord's architect, the more than one hundred fifty
(150) consecutive days, after the date of the casualty, would be required (with normal work crews and hours) to repair and restore the part of the Premises or Building which has been damage, or (ii) a substantial portion of the Premises or the Building is so damaged that, in Landlord's sole judgment, it is uneconomic to restore or repair the premises or the building, as the case may be, Landlord shall so advise Tenant within thirty (30) days of the date of the casualty; and Landlord or Tenant, for a period of twenty (20) days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty
(30) days after the date of such notice. In the event of such fire or other casualty, if this Lease is not terminated pursuant to the terms of this Section 17, and if (i) sufficient casualty insurance proceeds are available for use for such restoration or repair, and (ii) this Lease is then in full effect, landlord shall proceed promptly and diligently to restore the Premises to its substantially similar condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which Tenant or any other Tenant may have installed unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs which may be incurred by Landlord in connection therewith. Landlord shall not insure any improvements or alterations to the Premises in excess of Standard Tenant Work, or any fixtures, equipment or other property of Tenant. Tenant shall, at its sole expense, insure the value of its leasehold improvements, fixtures, equipment or other property located in the Premises, for the purpose of providing funds to Landlord to repair and restore the Premises to its substantially similar condition prior to occurrence of the damage. If there be any such alteration, fixtures or additions and Tenant does not assure or agree to assure payment of the cost or restoration or repair as aforesaid, Landlord shall have the right to determined the manner in which the Premises shall be restored so as to be substantially the same as the Premises existed prior to the damage occurring, as if such alterations, additions or fixtures had not been made or installed. The validity and effect of this Lease shall not be impaired in any way by, the Landlord shall have no liability as a result of, the failure of Landlord to complete repairs and restoration of the Premises or of the Building within one hundred fifty (150) consecutive days after commencement of work, even if Landlord had in good faith notified Tenant that it estimated that the repair and restoration would be completed within such period, provide that Landlord proceeds diligently with such repair and restoration and prosecutes the same diligently to completion. Notwithstanding the foregoing, in the event the restoration of the Premises is not substantially complete with two hundred ten
(210) days from the date of casualty, Tenant shall have the right to terminate this Lease, by delivering written notice to Landlord on or before two hundred twenty (220) days from the date of the casualty.

                  In the case of damage to the Premises not caused by the negligence or willful misconduct of the Tenant or any of its agents, employees or invitees, and which is of a nature or extent that Tenant's continued occupancy is substantially abated or adjusted for the duration of such impairment. In no event, however, shall any damages be payable by Landlord to Tenant in respect of business interruption resulting from any fire or other casualty on the Premises or Building. Tenant shall be responsible to insure and/or repair all of Tenant's leasehold improvements and all equipment, fixtures and personal property located in the Premises.

         18.      HOLDING OVER.

                  Tenant shall, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant holds over after the expiration or termination of this Lease, all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time upon demand, as partial damages for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the Basic Rental in effect on the termination date , computed on a daily basis for each day of the holdover period. No holding over by Tenant shall operate to extend this Lease except as otherwise expressly provided in this Lease. The foregoing notwithstanding, Landlord, in addition to accepting the daily damages during the period of such holding over, shall be entitled to pursue all remedies at law or equity, including, without limitation, rights to ejectment and damages.

         19.      TAXES.

                  (a) During each calendar year or portion thereof included in the Lease Term, and any renewal thereof, Tenant shall pay to Landlord as additional rent, Tenant's Proportionate Share of Real Estate Taxes which exceed the Base Real Estate Taxes. Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the Land during any calendar year, and (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building and/or the Land during any calendar year which are in the nature of, in addition to or in substitution for real estate taxes, including, without limitation, any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, but shall not include any federal, state or local income tax. Real Estate Taxes shall also include all reasonable third-party expenses incurred by Landlord in obtaining or attempting to obtain a reduction of real Estate Taxes, including but not limited to, legal fees.

                  (b) Commencing with the 1998 calendar year, and in each calendar year thereafter during the Lease Term, Landlord may deliver to Tenant a statement of Landlord's estimate of any increase in annual Real Estate Taxes for the then current calendar year over the Base Real Estate Taxes and Tenant's percentage thereof, such statement to be delivered on or before April 1st of said calendar year. Within thirty (30) days after delivery of such statement (including any statement delivered after the expiration or termination of this Lease), Tenant shall pay to Landlord, as additional rent, Tenant's aforesaid percentage share of such estimated increase in the annual Real Estate Taxes, except that Tenant's first payment shall include (1/12th) monthly shares for the months from January 1st through the month in which Landlord submitted the estimate of the increase in the annual Real Estate Taxes for the then current calendar year.

                  (c) Commencing with the 1999 calendar year, Landlord shall deliver to Tenant a statement showing the determination of the increase in the annual Real Estate Taxes for the preceding calendar year and Tenant's total percentage thereof, such statement to be delivered on or before April 1st of the then current calendar year. If such statement shows that Tenant's payments, if any, of the estimated monthly increase in the annual Real Estate Taxes for said preceding calendar year exceeded Tenant's actual increases for said year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant's percentage share of Landlord's actual increase in the annual Real Estate Taxes exceeded Tenant's payments, if any, of the estimated monthly increase in the annual Real Estate Taxes for said preceding calendar year, then Tenant shall pay the total amount due to Landlord, which amount shall constitute additional rent hereunder due and payable with the first monthly installment of rent due after delivery of said statement.

                  (d) In the event that the expiration date or other date of termination of this Lease is not December 3lst, the increase to be paid by Tenant for the calendar year in which the expiration date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the expiration date as the numerator, and with 365 as the denominator. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section to be performed after such termination.

                  (e) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises, and if any such taxes for which Tenant is liable are in any way levied or assessed against Landlord, Tenant shall pay the Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

                  (f) Notwithstanding anything to the contrary contained in this section, none of the following, shall be considered to be or deemed to be "Real Estate Taxes" for purposes of this Lease: (a) any gross receipts, capital, franchise, sales or income tax levied upon Landlord or any of Landlord's earnings or measured by the income of Landlord from the ownership, management, leasing or operation of the Building; (b) any item treated as a Basic Cost hereunder; (c) any amount incurred by Landlord by reason of Landlord's intentional misconduct; (d) the costs of curing any violations of any federal, state or local laws, regulations or requirements of any public authorities having jurisdiction, and any fines or penalties imposed by legal authorities having jurisdiction by reason of any such violations; (e) any fines or penalties incurred due to violations by Landlord or any tenant or other occupant of the Building of any applicable governmental rule or authority; (f) any interest, fines or penalties incurred as a result of any late payments by Landlord of any Basic Cost or Real Estate Taxes; and (g) any assessments or other amounts payable in installments, to the extent that any such installments would cover any period of time subsequent to the term of this Lease.

                  (g) The net amount of any refund, credit or other retroactive or prospective savings in Real Estate Taxes obtained by Landlord or any party on Landlord's behalf as a result of any appeal or contest brought by Landlord or on Landlord's behalf shall be passed through one hundred percent (100%) to Tenant and all other tenants, after deduction of all expenses (including reasonable legal fees) attributable to such refund, credit or other savings, pro-rata in accordance with their respective proportionate share of Real Estate Taxes.

         20.      EVENTS OF DEFAULT.

                  The occurrence of any of the following events shall be deemed to be an event of default ("Event of Default") by Tenant under this Lease:

                  (a) Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with space in the Building), and same is not cured within five (5) days after Landlord's written notice thereof to Tenant.

                  (b) Tenant shall fail to comply with or observe Section 46 of this Lease (or a comparable section of any other lease now or hereafter executed by Tenant in connection with space in the Building).

                  (c) Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building), and same is not cured within fifteen
(15) days after Landlord's written notice thereof to Tenant. Notwithstanding the foregoing, if (i) the default is of such a nature that fifteen (15) days is an unreasonably short period of time in which to cure the default; (ii) Tenant has commence curing default within the fifteen (15) day period; and (iii) Tenant is continuing to diligently pursue a cure of such default, then Tenant shall have and additional thirty (30) days in which to complete the cure of said default.

                  (d)      Tenant abandons the Premises.

                  (e) Tenant or any partner or guarantor of Tenant, as the case may be, shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or himself or any of its or his property, admit in writing its or his inability to pay its or his debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or him in any proceeding under any such law, or if action shall be taken by Tenant or any partner or guarantor of Tenant for the purposes of effecting any of the foregoing.

                  (f) Any court of competent jurisdiction shall enter an order, judgment or decree approving a petition seeking reorganization of Tenant or all or a substantial part of the assets of Tenant or any partner or guarantor of Tenant, or appointing a receiver, sequestrator, trustee or liquidator of Tenant or any partner or guarantor of Tenant or any of its or his property, and such order, judgment or decree shall continue unstayed and in effect for any period of at least thirty (30) days.

         21.      REMEDIES.

                  Upon the occurrence of any Event of Default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                  (a) Distrain, collect or bring an action for such rent as may be in arrears, and request entry of judgment therefor as provided for in case of rent in arrears, or file a proof of claim in any bankruptcy or insolvency proceeding for such rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof.

                  (b) Following a termination of the Lease, declare due and payable and sue for and recover, all unpaid rent for the unexpired period of the Lease Term (and also all additional rent as the amounts thereof can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, all of which shall be reduced to present value at the time of the award at an interest rate of eight percent (8%) per annum, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder.

                  (c) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim for damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the Lease Term.

                  (d) Without termination of the Lease; enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim or damages therefor; and if Landlord so elects, relet the Premises on behalf of the Tenant on such terms as Landlord shall deem advisable and receive the rent therefor, and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term.

                  (e) Without termination of the Lease, enter upon the Premises, by force if necessary, without being liable for trespass or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

                  (f) If Tenant fails to perform any covenant or observe an condition to be performed or observed by Tenant hereunder or acts in violation of covenant or condition hereof, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Premises, as may be necessary or appropriate, if Landlord shall have given at Tenant at least five (5) days prior written notice of Landlord's intention to do so, unless an emergency situation exists, in which case Landlord shall have the right to proceed immediately and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest at the overdue interest rate set forth herein from the date of expenditure(s) by Landlord, as additional rent. Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant's default.

                  (g) Exercise any other rights and remedies available to Landlord at law or in equity. No reentry or taking Possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Neither pursuit of any of the foregoing remedies provided nor any other remedies provided herein or by law shall constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or Event of Default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any reasonable repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this Lease for any default, Tenant shall not be relieved of its liabilities and obligations hereunder and, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises and the loss of rental for the remainder of the Lease Term, the rental loss to be reduced to present value at the time of the award at an interest rate of eight percent (8%) per annum. Tenant's obligations and liabilities under this Lease shall also survive repossession and reletting of the Premises by Landlord pursuant to the foregoing provisions of this Section
21. Notwithstanding anything to
the contrary contained in this Section, in computing the amount due Landlord as a result of any Event of Default by Tenant, Tenant shall not be entitled to receive any credit, upon reletting by Landlord after Tenant's default, for any rent or other sums received by Landlord in excess of those for which Tenant is otherwise obligated herein.

                  (h) All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

                  (i) In addition to any other rights and remedies provided in this Lease, and with or without terminating this Lease, Landlord may with force of law, re-enter, terminate Tenant's right of possession and take possession of the Premises, the provision of this section 21 operating as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived.

         22.      SURRENDER OF PREMISES.

                  No act done and no failure to act by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

         23.      ATTORNEYS' FEES.

                  In case it should be necessary or proper for Landlord or Tenant to bring any action under this Lease or to consult or place this Lease, or any amount payable by Landlord or Tenant hereunder, with an attorney concerning a default of Landlord or Tenant hereunder, irrespective of whether such default is later cured, then the non-prevailing party shall pay any and all reasonable attorney's fees, court costs and expenses of the prevailing party incurred in connection with such enforcement.

         24.      LANDLORD'S LIEN.

                  (a) In addition to any statutory Landlord's lien, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom; and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of any Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other person property of Tenant situated on the Premises, without liability for trespass or conversion, and sell same at public or private sale. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies therein to Landlord forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the jurisdiction in which the Building is located.

                  (b) Notwithstanding anything to the contrary contained in subsection (a) above, Landlord agrees to subordinate such liens to any existing or future bona fide financing for working capital, equipment loans, and similar banking financing obtained by Tenant.

         25.      MECHANICS' LIENS.

                  Tenant shall not permit any mechanics' lien or other liens to be placed upon the Premises or the Building or improvements thereon during the Lease Term, caused by or resulting form any work performed, materials furnished or obligation incurred by or at the request of Tenant. In the case of the filing any such lien Tenant will promptly, and in any event within thirty (30) days after the filing thereof, satisfy or release such lien by means of payment thereof, bonding Landlord against any loss occasioned thereby (in which case Tenant shall have the right in due diligence to contest and dispute such lien a long as such bond remains in place), or take such other action as may be otherwise acceptable to Landlord.

         26.      WAIVER OF SUBROGATION; INSURANCE

                  (a) Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under the by way of subrogation or otherwise for any loss or damage to property, but only to the extent that Such loss or damage is covered by any insurance then in force even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that such release shall be applicable and in force and effect only with respect to any lose or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

                  (b) Tenant shall maintain throughout the Lease Term, at Tenant's sole cost and expense, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, in or upon the Premises of the remainder of the Land, and arising out of the use of all or any portion of the name by Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of comprehensive general public liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than One Million Dollars ($1,000,000) per occurrence for death or injury and one million Dollars ($1,000,000) per occurrence fur property damage or destruction and personal injury. Such policies shall name Landlord and Tenant, (and, at Landlord's or such mortgagee's or paramount lessor's or installment seller's request) any mortgagee of all or any portion of the Buildings and any landlord of, or installment seller to, Landlord as the insured parties, shall provide that they shall not be modified or cancelled without at least thirty (30) days prior written notice to Landlord and any other party designated as aforesaid and shall be issued by insurers of recognized responsibility licensed to do business in the jurisdiction in which the Building is located and acceptable to Landlord. Copies of all such policies or insurance certificates, certified by the insurers to be true and complete, shall be supplied to Landlord and such mortgagees, paramount lessors and installment sellers at all times.

                  (c) Landlord shall maintain throughout the Lease Term insurance coverage in such amounts as that carried by owners of other comparable office buildings in the same general area of the Building, including, without limitation, comprehensive general liability insurance and insurance on the Building and the structural improvements therein.

        27.       INTENTIONALLY OMITTED.

        28.       BROKERAGE.

                  Landlord and Tenant warrant that each has had no dealings with any Broker or agent other than Compass Management and Leasing, Inc., and Scheer Partners Inc. in connection with the negotiation or execution of this Lease, and each agrees to indemnify the other against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any other broker or agent claiming the same by, through or under such party. Upon final consummation of this Lease, Landlord agrees to pay such brokers pursuant to a separate agreement and will indemnify Tenant from any claims made by said brokers for commissions earned due to this Lease.

        29.       ESTOPPEL CERTIFICATES.

                  Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in recordable form and otherwise in such form as required by Landlord (i) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); and (ii) stating any other fact or certifying any other condition reasonably requested by Landlord or reasonably requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any Interest therein. In the even that Tenant shall final to return a fully executed copy of such certificate to Landlord within the foregoing ten
(10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate, and Tenant irrevocably authorizes and appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant.

         30.      NOTICES.

                  Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery or the making of an payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken;

                  (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time b written notice delivered in accordance herewith. Tenant obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent or other amounts have been actually received by Landlord.

                  (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

                  (c) With the exception of subsection (a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) when delivered personally or (ii) whether actually received or not, when deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addressee set out below, or at such other address as they have previously specified by-written notice delivered in accordance herewith.

                                     c/o Compass Management and Leasing, Inc
                                     15825 Shady Grove Road, Suite 55
                                     Rockville, MD 20850

                                     If to Tenant, at:

                                     the Premises.

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at the specific address for the receipt of notices and payments to Landlord; if and when included within the term Tenant, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address within the continental United States for the receipt of notices and payment to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         31.      FORCE MAJEURE.

                  Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant or whenever Landlord or Tenant is otherwise obligated to perform hereunder, neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays or failures to perform due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws , regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of that party; provided, however, that the failure to pay any rent or additional rent hereunder, for any reason, shall not be considered to be beyond the reasonable control of Tenant.

         32.      SEVERABILITY.

                  If any clause or provision of this Lease is illegal, invalid or enforceable under present or future law effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected thereby.

         33.      AMENDMENTS; WAIVER; BINDING EFFECT.

                  The provisions of this Lease may not be waived, altered, changed or amended, except by instrument in writing signed by both parties hereto, and, except to the extent otherwise expressly provided herein, such instrument may be subject to there approval of any mortgagees, and ground lessors of record. The acceptance of Basic Rental, additional rent or other payments by Landlord, or the endorsement or statement on any check, any letter accompanying any check or other tender of Basic Rental, additional recent or other payment shall not be deemed an accord and satisfaction or a waiver of any obligation of Tenant, regardless of whether Landlord had knowledge of any breach of such obligation. The terms and conditions contained in this Lease shall apply to, insure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representative, except as otherwise herein expressly provided.

         34.      QUIET ENJOYMENT.

                  Provided Tenant has performed all of the terms and conditions of the Lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or others claiming through Landlord, subject to the terms and conditions of this Lease and to all mortgages, ground leases and other encumbrances to which this Lease Is subject and subordinate.

         35.      LIABILITY OF TENANT.

                  If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation any extensions or renewals hereof, any amendments hereto, any waivers hereof or failure to give such guarantor any notices hereunder.

         36.      LANDLORD LIABILITY.

                  The liability of Landlord and all officers, employees, shareholders, ventures or partners (general or limited) of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be non-recourse and limited to the interest of Landlord in the Building, and Landlord or any officer, employee, shareholder, venturer or partner (general or limited) of Landlord shall have the right to sell or transfer all or any portion of the Land or the Building to any third party, and upon any such sale or other transfer of all of the Building or the Landlord, and the corresponding assignment of this Lease the previous Landlord shall have no further liability or obligation to Tenant hereunder or otherwise.

         37.      CERTAIN RIGHTS RESERVED BY LANDLORD.

                  Landlord shall have the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim or setoff or abatement of rent or affecting any of Tenant's obligations hereunder:

                  (a) To change the name by which the Building is designated upon four (4) months written notice to Tenant.

                  (b) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises (during business hours, except in the event of an emergency) and, during the continuance of any such work, to temporarily close doors, entry ways, public space and corridors in the Building, to interrupt to temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably accessible, and so long as Tenant's use of the Premises is not materially, adversely affected.

         (c) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

         (d) To take all such reasonable measures (so long as such measures do not materially, adversely affect the Permitted Use of the Premises) as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and closing of the Building after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time.

        38.       FINANCIAL STATEMENTS.

                  Tenant agrees to provide to Landlord within 21 days of request by Landlord but no more than once per year, the most recent annual financial statements of Tenant, including balance sheets, income statements, and financial notes ("Statements"). Tenant consents that Landlord may release the Statements to Landlord's subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the property for the purposes of evaluating Tenant's financial condition with respect to performance under the Lease.

        39.       NOTICE TO LENDER.

                  If the Premises or the Building or any part thereof are at any time subject to a mortgage or a deed of trust or other similar instrument and the Lease or the rentals are assigned to such mortgagee, trustee or beneficiary and the Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not terminate this Lease or abate rentals for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to such mortgagee, trustee, beneficiary and assignee, specifying the default in reasonable detail, and affording such mortgagee, trustee, beneficiary and assignee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord.

         40.      MISCELLANEOUS.

                  (a) Except for the initial construction of the Premises, which shall be Landlord's responsibility as outlined in Section 7 herein, any approval by Landlord and Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements in the Premises shall not in any way be construed operate to bind Landlord or to constitute a representation or warranty of Landlord as to tile adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, or any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant's construction of improvements in the Premises in accordance with such drawings, plans and specifications.

                  (b) Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

                  (c) Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building or the Land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

                  (d) Time is of the essence as to all provisions of this Lease applicable to Tenant's obligations hereunder.

                  (e) The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this Lease and deliver the same to Tenant.

                  (f) The terms of this Lease shall be construed in accordance with the laws of the jurisdiction in which the Building is located.

         41.      ADDITIONAL RENT.

                  The Tenant shall pay as additional rent any money required to be paid pursuant to the provisions of this Lease whether or not the same be designated "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

         42.      ENTIRE AGREEMENT.

                  The Lease, including all Exhibits referenced herein, contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of Premises and Tenant's use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

         43.      LEGAL PROCEEDINGS.

                  Landlord and Tenant hereby waive the right to a jury trial in any action, proceeding or counterclaim between Tenant and Landlord or their successors arising out of the Lease of Tenant's occupancy of the Premises or Tenant's rights to occupy the same.



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

         44.      LAWS AND REGULATIONS.

                  Tenant agrees at Tenant's expense to comply with all applicable laws, ordinances, rules, and regulations, whether now in effect or hereafter enacted or promulgated, of any governmental entity or agency having jurisdiction of the Premises.

         45.      AMERICANS WITH DISABILITIES ACT ("ADA").

                  (a) Tenant hereby represents that it is not a public accommodation as defined in the RDA.

                  (b) The Landlord shall take whatever steps are necessary to cause the common areas of the building to meet the requirements of Title III of the ADA; provided, however, that all expenses incurred pursuant to the ADA, which required compliance prior to the execution date of this Lease, shall be Landlord's sole responsibility.

                  (c) Except for the work outlined on the Space Plans, which shall be Landlord's responsibility, the Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of Title I and/or Title III of the ADA within the Premises and, if the measures required outside of the Premises are attributable to Tenant's alterations to "the Premises, outside of the Premises as well. Any Alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, however, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

                  (d) Tenant shall indemnify the Landlord for all claims, damages, judgments, penalties, fines, administrative proceedings, costs, expenses and liability arising from Tenant's failure to comply with any of the requirements of Title I and/or Title III of the ADA within the Premises.

                  (e) Landlord shall indemnify the Tenant for all claims, damages, judgments, penalties, fines, administrative proceedings, cost, expenses and liability arising from Landlord's failure to comply with Title III of the ADA within the common areas.

                  (f) Tenant understands that certain provisions of the ADA, and other related federal, state and local statutes, ordinances and regulations (all of the foregoing are hereafter referred to in this subsection as the "ADA") require that the Building be accessible to persons with disabilities, and that accessibility for disabled persons to the top floor of the Building may only be available through the Premises. Accordingly, Tenant will permit unobstructed access to all persons entering the Building through its exterior door during normal Building operating hours, as they may be amended from time to time. In addition to the foregoing, and in the event any person or entity, including any federal, state or local government, objects to or complains to Landlord or to any governmental authority due to the alleged violation of the ADA attributable to the lack of accessibility by disabled persons to the top floor of the Building, Tenant agrees to indemnify, defend (with counsel acceptable to Landlord) and save Landlord harmless from and against any and all expense, liability, loss or damage (including any fines or penalties) that Landlord may suffer or incur as a result of the failure or alleged failure of Tenant, or those acting through or under Tenant, to comply with the ADA as provided herein.

         46.      ENVIRONMENTAL PROTECTIONS.

                  (a) Notwithstanding the generality of Section 9 above, Tenant shall conduct all activity in compliance with all federal, state, and local laws, statutes, ordinances, rules regulations, orders and requirements of common law concerning protection of the environment or human health ("Environmental Laws"). Tenant shall also cause its subtenants (if subtenants are permitted by this Lease or are hereafter approved by Landlord), licensees, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Tenant and its subcontractors shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

                  In addition to and not in limitation of the foregoing, Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, process or transport Hazardous Material on, above, beneath or near the Premises, the Building or the Land. As used herein, the term "Hazardous Materials" shall include, without limitation, all of the following: (1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986) (SARA:); (2) regulated substances, within the meaning of Title I of the Resource Conversation and Recovery Act, 42 U.S.C. Sections 6991-6991(i), as amended by SARA; (3) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (4) hazardous substance and controlled hazardous substances as defined in the Maryland Environment Code Ann., Title 7, Subtitle 2, and "oil" as defined in Section 4-401(c) of the Maryland Environment Code Ann,; (5) petroleum and petroleum byproducts; (6) an object or material which is contaminated with any of the foregoing; (7) any other substance designated by any of the Environmental laws or a federal; state or local agency and detrimental to public health, safety and the environment.

                  (b) Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorneys' fees) that Landlord may suffer or incur as a result of are claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed, or entered against Landlord or any of the Building or the Land, by any third party, including, without limitation, any governmental authority, arising from Tenant's breach of Environmental Laws or otherwise arising from the alleged generation, refining, production, storage, handling, use, transfer, processing, transportation, release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape of Hazardous Materials on, from or affecting the Premises, the

Building the Land, including, without limitation, liability for costs and expenses of abatement, correction, clean-up or other remedy, fines, damages, response (including death) and property damage.

                  (c) Tenant, its permitted subtenants, licensees, invitees, agents contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials onto the Land or Building, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying dumping, discharge, or escape.

                  (d) Tenant shall within 48 hours of receipt deliver to Landlord copies of any written communication relating to the Building or the Land between Tenant and any governmental agency or instrumentality concerning or relating to Environmental Laws.

                  (e) Tenant's obligations under this Section shall survive the termination or other expiration of this Lease.

                  (f) Landlord shall indemnify and save Tenant harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorney's fees) that Tenant may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, administrative proceedings, judgments or adjudications asserted, assessed, filed or entered against Tenant by any third party, including, without limitation, and governmental authority, arising from or related to Landlord's breach of Environmental Laws relating to the Premises, unless such breach is caused by an act or omission of Tenant.

         47.      PARKING.

                  Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not use parking spaces on the Land or Building in excess of that number set out on the attached Data Sheet which has been reasonably determined by Landlord to be Tenant's proportionate share of the total parking spaces available on the Building and Land. Notwithstanding anything contained herein, if any governmental regulation or ordinance is enacted or amended after the effective date of this Lease so as to require a modification in Tenant's number of parking spaces, Landlord reserves the right to make such modification without modifying in any way the rent due hereunder or any other obligations of Tenant.

         48.      EXTERIOR SIGNAGE.

                  Landlord agrees that Tenant may Install signage (of similar size and appearance to that previously installed by McDonnell Douglas) on the exterior of the Building, at a location mutually agreed between the parties, all costs for the design, installation and maintenance of which shall be paid by Tenant. The size, location and appearance of the signage must be approved by Landlord and all appropriate governmental agencies in writing prior to its installation. Landlord's approval shall not be unreasonably withheld, conditioned or delayed.

Tenant shall remove such signage, at its sole cost and expense, upon the termination of the Lease.

         49.      OPTION TO RENEW.

                  Tenant shall have the right to extend the term of this Lease for one (1) additional five (5) year lease term (the "Renewal Term"), upon the following conditions:

                  (a) Tenant is not in default under this Lease, either at the time any notice hereunder is given, or at the time the Renewal Term is to commence;

                  (b) Landlord has made good faith determination that Tenant remains creditworthy;

                  (c) Tenant had not previously assigned the Lease or sublet more than twenty-five percent (25%) of the Premises;

                  (d) Tenant has delivered to Landlord written notice of its intention to exercise this option, not less than 365 days prior to the end of the Lease Term;

                  (e) All lease terms for the Renewal Term shall be the same in this Lease, except the Basic Rental for the Renewal Term shall be the fair market rental rate the Rockville, Maryland commercial real estate market existing at the time of delivery of the notice set forth in subsection (d) above, taking into consideration the age and quality of the building, the square footage leased, the creditworthiness of the Tenant, any concessions or inducements being offered tenants in the market, and other relevant factors; and

                  (f) If Landlord and Tenant, each using good-faith efforts, fail to agree as to all terms and sign an Addendum to the Lease extending the Lease term as provided in this Section at least 270 days prior to the end of the lease term, then Tenant's right to extend the term of this Lease shall lapse and Tenant's renewal option shall be of no force and effect. The renewal option is personal to Tenant and is non-transferable.

                  50.      ADDITIONAL SPACE.

                           Tenant acknowledges that Landlord has entered in n a
lease with Montgomery County, Maryland (the "County") dated, November 25, 1996 (the "County Lease") for approximately 13,451 rentable square feet of space in the Building (the "Additional Space"). The County Lease is scheduled to expire on November 23, 1999. Upon the expiration or earlier termination of the county Lease, Tenant shall lease the Additional Space from Landlord in its then "as is" condition, upon the same terms and conditions as set forth herein, including the payment of Basic Rental for the Additional Space at the then escalated rate per square foot being paid by Tenant for the Premises. The parties shall enter into an Amendment reflecting the foregoing terms on or before the commencement date of the lease for the Additional Space.

                  51.      RENTAL ABATEMENT.

                           Notwithstanding anything to the contrary contained in
this Lease, and in addition to the Basic Rental abatement provided in Section 3(d), Landlord agrees to abate Basic Rental for two-thirds (2/3) of the Premises from the Commencement Date until December 15, 1996, on which date the Basic Rental abatement provided under Section 3(d) will commence. In the event TeleCheck, a subtenant of a prior tenant which occupies approximately 5,000 rentable square feet of the Premises, has not vacated the Premises by December 15, 1996, Tenant shall also receive a day-for-day partial abatement of Basic Rental equal to that portion of the space occupied by TeleCheck for each day that TeleCheck remains in the Premises after December 15, 1996.

                  52.      EXHIBITS.

                                  (i)     Exhibit A - Outline of Premises
                                  (ii)    Exhibit B - Janitorial Specifications
                                  (iii)   Exhibit C - Rules and Regulations
                                  (iv)    Exhibit D - Intentionally Omitted
                                  (v)     Exhibit E - Tenant Space Plan

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease and affixed their seals as of the date first above written.

                                     Tenant:

WITNESS/ATTEST:                      VISUAL NETWORKS, INC.


 /s Scott E. Stouffer                By: /s Robert Troutman      (SEAL)
-------------------------------         -------------------------
                                        Name:   Robert Troutman
                                        Title:  Vice President

                                     Landlord

                                     THE EQUITABLE LIFE ASSURANCE
                                     SOCIETY OF THE UNITED STATES

 WITNESS/ATTEST:

                                     By: /s Margaret Cleary      (SEAL)
-------------------------------         -------------------------
                                        Name:   Margaret S. Cleary
                                        Title:  Investment Officer